EXHIBIT 21.1

                                   SUBSIDIARIES OF PALEX, INC.


        Name of Subsidiary                         State of Incorporation
        -----------------------------------------------------------------------
        Fraser Industries, Inc.                     Texas
        Interstate Pallet Company, Inc.             Virginia
        Ridge Pallets, Inc.                         Florida
        Sheffield Lumber & Pallet Company, Inc.     North Carolina
        Sonoma Pacific Company, Inc.                California